UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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American Outdoor Brands, Inc.

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SUPPLEMENT TO THE

AMERICAN OUTDOOR BRANDS, INC.

2021 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

DATED SEPTEMBER 10, 2021

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FRIDAY, SEPTEMBER 24, 2021

This Supplement should be read in conjunction with the American Outdoor Brands, Inc. (“we,” “us,” “our,” or “our company”) 2021 Notice of Annual Meeting of Stockholders and Proxy Statement, which were filed with the Securities and Exchange Commission on August 13, 2021 (the “Notice and Proxy Statement”).

Dear American Outdoor Brands Stockholder:

As you are aware, our 2021 Annual Meeting of Stockholders will be held at 12:00 p.m. Eastern Time on Friday, September 24, 2021 (the “Annual Meeting”). We would like to address concerns raised in a report issued by the proxy advisory firm Institutional Shareholder Services Inc. (“ISS”) on September 8, 2021 regarding Items 1.1 and 1.2. Election of Directors in such report.

Our Nominating and Corporate Governance Committee, consisting entirely of independent directors, regularly considers and evaluates a broad range of corporate governance issues affecting our company, including board structure. Our Nominating and Corporate Governance Committee and our Board of Directors have carefully considered the arguments that have been set forth for and against (i) a classified board structure and (ii) the vote requirement that the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) in voting power of the then outstanding shares of stock of our company generally entitled to vote, voting together as a single class, shall be required to enact certain changes to our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws (“Supermajority Voting”), including those arguments raised by ISS in its report as well as input from certain stockholders. After careful consideration, our Board of Directors and the Nominating and Corporate Governance Committee have determined to address the concerns raised and, as set forth below, take the steps necessary to eliminate the classified Board of Directors structure and the stockholder Supermajority Voting provisions in our governing documents.

On September 10, 2021, our Board of Directors directed us to prepare certain amendments to our bylaws that will provide for the phased-in declassification of our Board of Directors immediately following the Annual Meeting. The amended bylaws will provide for a phased-in declassification of the Board of Directors, requiring that each director in the future be elected annually for a one-year term after the expiration of their then-current term. Further, we have committed to providing stockholders the opportunity to vote and will recommend certain amendments to our Amended and Restated Certificate of Incorporation at the 2022 annual meeting of stockholders that would provide for the elimination of the stockholder Supermajority Voting provisions.

We carefully considered many factors in making these decisions, and these changes were made in the best interest of the long-term success of our company and our stockholders. Accordingly, we ask that you vote FOR our director nominees at the Annual Meeting. Even if you have already voted, you can change your vote at any time before the Annual Meeting. If you have any questions or would like to discuss any aspects of our Annual Meeting, please do not hesitate to contact Liz Sharp, Vice President, Investor Relations, at 573-303-4620, or by email at lsharp@aob.com.

Your vote is important to us. We thank you for your support and hope to see you virtually at the Annual Meeting.

Sincerely,

Douglas V. Brown
Chief Counsel and Secretary